Exhibit (c)(17)

Exhibit (C) (17)

Goldman Sachs

J.Crew Discussion Materials

Goldman, Sachs & Co.

September 2010

[23-September-2010]

Goldman Sachs

Recapitalization Analysis

Sources and Uses and Debt Paydown

($ in millions, except per share data)

Sources of Funds

	Amount	Cost of Debt	% of Total Sources	x 2010E EBITDA	x 2010E EBITDAR
Target Existing Cash	$ 403	0.5%	44.6%		
Bank Debt (1)	500	L + 425	55.4%	1.5 x	2.9 x
Total Sources of Funds	**$ 903**		**100.0%**		

Uses of Funds

	Amount
Total Special Dividends / Share Repurchases	**$ 723**
Special Dividends per share	**$ 11.33**
Shares Repurchased (mm) - at 20.0% premium	**20.07**
Shares Repurchased (mm) - at 15.0% premium	**20.94**
Shares Repurchased (mm) - at 10.0% premium	**21.89**
Minimum Operating Cash	153
Financing and Other Fees (1)	28
Total Uses of Funds	**$ 903**

Projected Free Cash Flow

	PF 2010	2011E	2012E	2013E	2014E	2015E
Revenue	$ 1,805	$ 2,034	$ 2,356	$ 2,709	$ 3,087	$ 3,481
Growth	*14.4 %*	*12.7 %*	*15.8 %*	*15.0 %*	*14.0 %*	*12.7 %*
EBITDA	329	394	474	567	672	793
Margin %	*18.2 %*	*19.4 %*	*20.1 %*	*20.9 %*	*21.8 %*	*22.8 %*
Net Income	148	185	236	295	358	430
(+) D&A	49	56	62	66	69	70
(+) Fin. Fees Amort.	2	2	2	2	2	2
(-) Capital Expenditure	52	54	59	59	58	65
(-) Change in OWC	0	19	(5)	(5)	(5)	(1)
FCF For Debt Paydown	**$ 146**	**$ 170**	**$ 246**	**$ 309**	**$ 376**	**$ 438**
Cumulative FCF		$ 170	$ 416	$ 724	$ 1,100	$ 1,538

De-leveraging Profile

	PF 2010	2011E	2012E	2013E	2014E	2015E
Bank Debt (1)	$ 500	$ 330	$ 84	$ 0	$ 0	$ 0
Senior Notes	0	0	0	0	0	0
Total Debt	**$ 500**	**$ 330**	**$ 84**	**$ 0**	**$ 0**	**$ 0**
Total Cash	$ 153	$ 153	$ 153	$ 377	$ 753	$ 1,191

Credit Statistics

	PF 2010	2011E	2012E	2013E	2014E	2015E
Total Debt / EBITDA	1.5 x	0.8 x	0.2 x	0.0 x	0.0 x	0.0 x
Adj. Debt / EBITDAR	2.9 x	2.2 x	1.7 x	1.5 x	1.4 x	1.4 x
EBITDA / Int.	10.2 x	14.5 x	32.3 x	N.M.	N.M.	N.M.
EBITDA-Capex / Int.	8.6 x	12.5 x	28.2 x	N.M.	N.M.	N.M.

Source: Company Management for the years 2010E through 2014E; Extrapolated based on constant growth and margins for 2015E

Note: Assumes 63.7 million of basic shares outstanding.

(1) Assumes LIBOR floor of 1.75%. Assumes financing fees of 2.5%. Assumes OID on bank debt to be 2.0% or $10.0 million. Also assumes advisory fees of $5.0 million.

1

Goldman Sachs

Recapitalization: One-Time Share Repurchases

Assumes 20.0% Premium To Stock Price Of $30.00

($ in millions, except per share data)

One-Time Share Repo Size	Status Quo	$ 500	$ 600	$ 700	$ 723	$ 800	$ 900
% of Market Cap		*24.8%*	*29.7%*	*34.7%*	*35.8%*	*39.6%*	*44.6%*
Cash Used		250	250	250	250	250	250
New Debt		267	372	476	500	581	686
Share Repurchase Price		$ 36.00	$ 36.00	$ 36.00	$ 36.00	$ 36.00	$ 36.00
% Premium to Current		*20.0%*	*20.0%*	*20.0%*	*20.0%*	*20.0%*	*20.0%*
Shares Repurchased (mm)		13.9	16.7	19.4	20.1	22.2	25.0
% of Outstanding Shares Repurchased (1)		*21.8%*	*26.1%*	*30.5%*	*31.5%*	*34.9%*	*39.2%*
Accretion / (Dilution) Analysis							
FY 2011E Net Income (2) (3)	$ 202	$ 194	$ 190	$ 186	$ 185	$ 181	$ 177
FY 2011E Shares Outstanding	66.8	52.9	50.1	47.3	46.7	44.5	41.8
FY 2011 E EPS (2) (3) (4)	**$ 3.02**	**$ 3.67**	**$ 3.79**	**$ 3.92**	**$ 3.95**	**$ 4.07**	**$ 4.25**
Accretion / (Dilution) (%)		***21.4%***	***25.4%***	***29.9%***	***30.9%***	***34.9%***	***40.6%***
FY 2011E - 2013 E EPS CAGR	21.2%	23.2%	24.4%	25.5%	25.7%	26.3%	27.2%
Implied Share Price at 9.9x 2011 P/E Mulitple	**$ 30.00**	**$ 36.41**	**$ 37.61**	**$ 38.96**	**$ 39.28**	**$ 40.47**	**$ 42.19**
Share Price Accretion (5)		*21.4%*	*25.4%*	*29.9%*	*30.9%*	*34.9%*	*40.6%*
Implied Share Price at 8.9x 2011 P/E Mulitple		**$ 32.74**	**$ 33.82**	**$ 35.03**	**$ 35.33**	**$ 36.40**	**$ 37.94**
Share Price Accretion (5)		*9.1%*	*12.7%*	*16.8%*	*17.8%*	*21.3%*	*26.5%*
Implied Share Price at 7.9x 2011 P/E Mulitple		**$ 29.07**	**$ 30.04**	**$ 31.11**	**$ 31.37**	**$ 32.32**	**$ 33.69**
Share Price Accretion (5)		*(3.1)%*	*0.1%*	*3.7%*	*4.6%*	*7.7%*	*12.3%*
Pro Forma Credit Statistics (2010)							
Total Debt	$ 0	$ 267	$ 372	$ 476	$ 500	$ 581	$ 686
Debt / EBITDA	0.0 x	0.8 x	1.1 x	1.4 x	1.5 x	1.8 x	2.1 x
Adj. Debt / EBITDAR (6)	1.7 x	2.3 x	2.5 x	2.8 x	2.9 x	3.1 x	3.3 x

Source: Public filings, Management Projections

(1) Based on 63.7 million basic shares outstanding as of 22-Sep-2010.

(2) Assumes a tax rate of 40.2% for FY2011E.

(3) Assumes Interest rate on bank debt to be L + 425. Assumes LIBOR floor of 1.75%. Also assumes interest on cash to be 0.5%

(4) Based on 2011E weighted average diluted shares of 66.8 million.

(5) Accretion calculated based on current price of $30.00.

(6) Assumes rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

2

Goldman Sachs

Recapitalization: One-Time Share Repurchases

Assumes 15.0% Premium To Stock Price Of $30.00

($ in millions, except per share data)

One-Time Share Repo Size	Status Quo	$ 500	$ 600	$ 700	$ 723	$ 800	$ 900
% of Market Cap		*24.8%*	*29.7%*	*34.7%*	*35.8%*	*39.6%*	*44.6%*
Cash Used		250	250	250	250	250	250
New Debt		267	372	476	500	581	686
Share Repurchase Price		$ 34.50	$ 34.50	$ 34.50	$ 34.50	$ 34.50	$ 34.50
% Premium to Current		*15.0%*	*15.0%*	*15.0%*	*15.0%*	*15.0%*	*15.0%*
Shares Repurchased (mm)		14.5	17.4	20.3	20.9	23.2	26.1
% of Outstanding Shares Repurchased (1)		*22.7%*	*27.3%*	*31.8%*	*32.9%*	*36.4%*	*40.9%*
Accretion / (Dilution) Analysis							
FY 2011E Net Income (2) (3)	$ 202	$ 194	$ 190	$ 186	$ 185	$ 181	$ 177
FY 2011E Shares Outstanding	66.8	52.3	49.4	46.5	45.8	43.6	40.7
FY 2011 E EPS (2) (3) (4)	**$ 3.02**	**$ 3.71**	**$ 3.84**	**$ 3.99**	**$ 4.03**	**$ 4.17**	**$ 4.36**
Accretion / (Dilution) (%)		***22.8%***	***27.2%***	***32.2%***	***33.4%***	***37.9%***	***44.4%***
FY 2011E - 2013 E EPS CAGR	21.2%	23.2%	24.4%	25.4%	25.6%	26.3%	27.2%
Implied Share Price at 9.9x 2011 P/E Mulitple	**$ 30.00**	**$ 36.83**	**$ 38.16**	**$ 39.67**	**$ 40.03**	**$ 41.37**	**$ 43.31**
Share Price Accretion (5)		*22.8%*	*27.2%*	*32.2%*	*33.4%*	*37.9%*	*44.4%*
Implied Share Price at 8.9x 2011 P/E Mulitple		**$ 33.12**	**$ 34.32**	**$ 35.67**	**$ 36.00**	**$ 37.20**	**$ 38.95**
Share Price Accretion (5)		*10.4%*	*14.4%*	*18.9%*	*20.0%*	*24.0%*	*29.8%*
Implied Share Price at 7.9x 2011 P/E Mulitple		**$ 29.41**	**$ 30.48**	**$ 31.68**	**$ 31.97**	**$ 33.04**	**$ 34.59**
Share Price Accretion (5)		*(2.0)%*	*1.6%*	*5.6%*	*6.6%*	*10.1%*	*15.3%*
Pro Forma Credit Statistics (2010)							
Total Debt	$ 0	$ 267	$ 372	$ 476	$ 500	$ 581	$ 686
Debt / EBITDA	0.0 x	0.8 x	1.1 x	1.4 x	1.5 x	1.8 x	2.1 x
Adj. Debt / EBITDAR (6)	1.7 x	2.3 x	2.5 x	2.8 x	2.9 x	3.1 x	3.3 x

Source: Public filings, Management Projections

(1) Based on 63.7 million basic shares outstanding as of 22-Sep-2010.

(2) Assumes a tax rate of 40.2% for FY2011E.

(3) Assumes Interest rate on bank debt to be L + 425. Assumes LIBOR floor of 1.75%. Also assumes interest on cash to be 0.5%

(4) Based on 2011E weighted average diluted shares of 66.8 million.

(5) Accretion calculated based on current price of $30.00.

(6) Assumes rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

3

Goldman Sachs

Recapitalization: One-Time Share Repurchases

Assumes 10.0% Premium To Stock Price Of $30.00

($ in millions, except per share data)

One-Time Share Repo Size	Status Quo	$ 500	$ 600	$ 700	$ 723	$ 800	$ 900
% of Market Cap		*24.8%*	*29.7%*	*34.7%*	*35.8%*	*39.6%*	*44.6%*
Cash Used		250	250	250	250	250	250
New Debt		267	372	476	500	581	686
Share Repurchase Price		$ 33.00	$ 33.00	$ 33.00	$ 33.00	$ 33.00	$ 33.00
% Premium to Current		*10.0%*	*10.0%*	*10.0%*	*10.0%*	*10.0%*	*10.0%*
Shares Repurchased (mm)		15.2	18.2	21.2	21.9	24.2	27.3
% of Outstanding Shares Repurchased (1)		*23.8%*	*28.5%*	*33.3%*	*34.3%*	*38.0%*	*42.8%*
Accretion / (Dilution) Analysis							
FY 2011E Net Income (2) (3)	$ 202	$ 194	$ 190	$ 186	$ 185	$ 181	$ 177
FY 2011E Shares Outstanding	66.8	51.6	48.6	45.5	44.9	42.5	39.5
FY 2011 E EPS (2) (3) (4)	**$ 3.02**	**$ 3.76**	**$ 3.90**	**$ 4.07**	**$ 4.12**	**$ 4.27**	**$ 4.49**
Accretion / (Dilution) (%)		***24.3%***	***29.3%***	***34.9%***	***36.3%***	***41.3%***	***48.7%***
FY 2011E - 2013 E EPS CAGR	21.2%	23.2%	24.4%	25.4%	25.6%	26.3%	27.2%
Implied Share Price at 9.9x 2011 P/E Mulitple	**$ 30.00**	**$ 37.30**	**$ 38.78**	**$ 40.47**	**$ 40.88**	**$ 42.39**	**$ 44.61**
Share Price Accretion (5)		*24.3%*	*29.3%*	*34.9%*	*36.3%*	*41.3%*	*48.7%*
Implied Share Price at 8.9x 2011 P/E Mulitple		**$ 33.54**	**$ 34.88**	**$ 36.39**	**$ 36.76**	**$ 38.13**	**$ 40.12**
Share Price Accretion (5)		*11.8%*	*16.3%*	*21.3%*	*22.5%*	*27.1%*	*33.7%*
Implied Share Price at 7.9x 2011 P/E Mulitple		**$ 29.79**	**$ 30.97**	**$ 32.32**	**$ 32.65**	**$ 33.86**	**$ 35.63**
Share Price Accretion (5)		*(0.7)%*	*3.2%*	*7.7%*	*8.8%*	*12.9%*	*18.8%*
Pro Forma Credit Statistics (2010)							
Total Debt	$ 0	$ 267	$ 372	$ 476	$ 500	$ 581	$ 686
Debt / EBITDA	0.0 x	0.8 x	1.1 x	1.4 x	1.5 x	1.8 x	2.1 x
Adj. Debt / EBITDAR (6)	1.7 x	2.3 x	2.5 x	2.8 x	2.9 x	3.1 x	3.3 x

Source: Public filings, Management Projections

(1) Based on 63.7 million basic shares outstanding as of 22-Sep-2010.

(2) Assumes a tax rate of 40.2% for FY2011E.

(3) Assumes Interest rate on bank debt to be L + 425. Assumes LIBOR floor of 1.75%. Also assumes interest on cash to be 0.5%

(4) Based on 2011E weighted average diluted shares of 66.8 million.

(5) Accretion calculated based on current price of $30.00.

(6) Assumes rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

4

Goldman Sachs

Recapitalization: One-Time Special Dividend
PF EPS Impact

($ in millions, except per share data)

One-Time Special Dividend Size	Status Quo	$ 500	$ 600	$ 700	$ 723	$ 800	$ 900
Special Dividends per share (1)		$ 7.84	$ 9.41	$ 10.98	$ 11.33	$ 12.55	$ 14.12
Cash Used		250	250	250	250	250	250
New Debt		267	372	476	500	581	686
FY 2011E Net Income (2) (3)	$ 202	$ 194	$ 190	$ 186	$ 185	$ 181	$ 177
FY 2011E Shares Outstanding	66.8	66.8	66.8	66.8	66.8	66.8	66.8
FY 2011 E EPS (2) (3) (4)	**$ 3.02**	**$ 2.90**	**$ 2.84**	**$ 2.78**	**$ 2.77**	**$ 2.72**	**$ 2.66**
Accretion / (Dilution) (%)		***(3.9)%***	***(5.9)%***	***(8.0)%***	***(8.4)%***	***(10.0)%***	***(12.0)%***
Implied Share Price at 9.9x 2011 P/E Mulitple	$ 30.00	$ 28.83	$ 28.22	$ 27.61	$ 27.47	$ 27.00	$ 26.39
Implied Share Price at 8.9x 2011 P/E Mulitple		$ 25.93	$ 25.38	$ 24.83	$ 24.71	$ 24.28	$ 23.73
Implied Share Price at 7.9x 2011 P/E Mulitple		$ 23.03	$ 22.54	$ 22.05	$ 21.94	$ 21.56	$ 21.08
Shareholder Value @9.9x 2011 P/E Mulitple (5)		**$ 36.68**	**$ 37.63**	**$ 38.59**	**$ 38.81**	**$ 39.55**	**$ 40.51**
Accretion in Value over current price		*22.3%*	*25.4%*	*28.6%*	*29.4%*	*31.8%*	*35.0%*
Shareholder Value @8.9x 2011 P/E Mulitple (5)		**$ 33.77**	**$ 34.79**	**$ 35.81**	**$ 36.04**	**$ 36.83**	**$ 37.85**
Accretion in Value over current price		*12.6%*	*16.0%*	*19.4%*	*20.1%*	*22.8%*	*26.2%*
Shareholder Value @7.9x 2011 P/E Mulitple (5)		**$ 30.87**	**$ 31.95**	**$ 33.03**	**$ 33.28**	**$ 34.11**	**$ 35.20**
Accretion in Value over current price		*2.9%*	*6.5%*	*10.1%*	*10.9%*	*13.7%*	*17.3%*
Pro Forma Credit Statistics (2010)							
Total Debt	$ 0	$ 267	$ 372	$ 476	$ 500	$ 581	$ 686
Debt / EBITDA	0.0 x	0.8 x	1.1 x	1.4 x	1.5 x	1.8 x	2.1 x
Adj. Debt / EBITDAR (6)	1.7 x	2.3 x	2.5 x	2.8 x	2.9 x	3.1 x	3.3 x

Source: Public filings, Management Projections

(1) Based on current basic shares outstanding of 63.7 million.

(2) Assumes a tax rate of 40.2% for FY2011E.

(3) Assumes Interest rate on bank debt to be L + 425. Assumes LIBOR floor of 1.75%. Also assumes interest on cash to be 0.5%

(4) Based on 2011E weighted average diluted shares of 66.8 million.

(5) Defined as Dividend per share plus Pro Forma EPS times P/E Multiple (DPS + PF EPS x P/E). Accretion calculated based on current price of $30.00.

(6) Assumes rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

5

Goldman Sachs

Recapitalization: One-Time Special Dividend

Value Creation to Shareholders

One-Time Special Dividend of $723 mm (2.9x Adj. Leverage)

9.9 x 11.0 x 12.0 x 13.0 x 14.0 x

Implied Share Price $ 30.00 $33.23 $36.25 $39.27 $42.29

Implied Share Price

- Same Multiple $ 27.47 $ 30.43 $ 33.19 $ 35.96 $ 38.72

- 1.0x Multiple less $ 24.71 $ 27.66 $ 30.43 $ 33.19 $ 35.96

- 2.0x Multiple less $ 21.94 $ 24.89 $ 27.66 $ 30.43 $ 33.19

- 3.0x Multiple less $ 19.17 $ 22.13 $ 24.89 $ 27.66 $ 30.43

Special Dividends per share $ 11.33 $ 11.33 $ 11.33 $ 11.33 $ 11.33

Value to Shareholders

- Same Multiple $ 38.81 $ 41.76 $ 44.53 $ 47.29 $ 50.06

Value Accretion to Implied Price 29.4% 25.7% 22.8% 20.4% 18.4%

- 1.0x Multiple less $ 36.04 $ 39.00 $ 41.76 $ 44.53 $ 47.29

Value Accretion to Implied Price 20.1% 17.4% 15.2% 13.4% 11.8%

- 2.0x Multiple less $ 33.28 $ 36.23 $ 39.00 $ 41.76 $ 44.53

Value Accretion to Implied Price 10.9% 9.0% 7.6% 6.4% 5.3%

- 3.0x Multiple less $ 30.51 $ 33.46 $ 36.23 $ 39.00 $ 41.76

Value Accretion to Implied Price 1.7% 0.7% (0.0)% (0.7)% (1.2)%

Source: Public filings, Management Projections